Exhibit 10.24

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE I: PARTIES.
This lease entered into on May 1st, 2011 by and between Pinal Realty Investments, (Landlord) and Silver Horn Mining LTD, (Tenant / Lease Guarantor).

ARTICLE II: PREMISES/TERM.
                                RECEIPT IS HEREBY ACKNOWLEDGED by Pinal Realty Investments INC.
hereinafter called Management, from Sliver Horn Mining LTD hereinafter called Resident, the sum of $1000 for the first month's rent, taxes, and CAM/ MGMT fees of the premises owned by said Management and located at 3266 W. Galveston #104,
Apache Junction, AZ 85120 hereinafter called premises, said premises the
Management hereby agrees to  rent to said Resident on a month-to-month basis at a rental Total including rental taxes and CAM/MGMT of $1000 per month, payable in advance on the 1st day of each and every Succeeding calendar month. In addition to Tenant’s right to use and occupy the Premises as specified, Tenant shall have the non-exclusive right to use in common with others entitled to such use, the Common Areas.  Landlord shall have the exclusive control and management of the Common Areas and may establish, modify, amend and enforce reasonable rules and regulations regarding said areas.
Outdoor storage of any kind is not allowed unless granted in writing by Landlord.
OK’d  MF_per Dan Bleak_

ARTICLE III: AGREED USE OF PREMISES.
Agreed use to be a warehouse and distribution location for Mining, Admisnistration, storage, and for no other purpose, without Landlord’s prior written consent.  Tenant shall not use or permit the use of the Premises in any manner that is unlawful, creates damage, contamination, waste or a nuisance.  Tenant (without Landlord or Landlord’s agents assistance) has independently verified with all governmental entities and agencies that the premises to be leased meets all of the zoning use, building, and parking requirements to conduct  Tenant’s business.

Tenant shall obey all governmental laws/ordinances, Landlord’s rules (if any), refrain from disturbing other Tenants and their licensees, hold Landlord and his Agents harmless from any claims arising from third party (ie) acts, disturbances, or negligence.  Landlord shall not be liable to Tenant for any damages resulting from other’s acts or omissions or from Landlord’s acts or omissions in enforcing any provisions of this lease on the part of another Tenant against such Tenant whether or not the Landlord has notice of such incident. Tenant shall not permit any nuisance to exist, allow unusual sounds or odors to emanate from the leased Premises, or use Premises as a residence.  Outdoor storage of vehicles, trailers, materials and or supplies will not be allowed without prior written consent of the Landlord.

ARTICLE  IV: BASE RENT, DEPOSITS, RENEWALS, EXTENSIONS & LATE CHARGES.
Tenant agrees to guarantee all terms and condition of this lease and to pay Landlord as follows:
Base Rent: $725.00  (plus associated fees -see page 6. Taxes, CAM/MGMT of $275.00 total)
Security deposit:$ 0 Waived per Dan Bleak
Other: Pro Rata share of Common Area Operating Expenses, Rental Tax, Property Tax and
Management Fees.  SEE ADDENDUM “A”.

RENT PLUS RELATED CHARGES AND APPLICABLE RENTAL AND PROPERTY TAXES ARE DUE ON THE FIRST DAY OF EACH MONTH OF THE LEASE TERM.  Base rent is subject to an annual increase of 3 1/2 percent.  Rents or other charges not received by Landlord at the address designated in Article XIX by 5pm on the 5th day of the month are subject to a 10% late charge to be paid by Tenant to Landlord.  The late fee will be strictly enforced.  Tenant shall also pay to Landlord $35 for each NSF check. If more than one NSF check is received Landlord has the option of requiring rents to be paid by cashiers check or money order.

INITIALS

ARTICLE V: MANAGEMENT, COMMON AREA MAINTENANCE, OPERATING FEES & TAXES.
Tenant covenants and agrees to reimburse Landlord monthly, in addition to the monthly rents, Tenants pro rata share (based on Tenants square footage) of any assessments for rental and property taxes, maintenance and  improvements of Common Area, parking lot cleaning and maintenance for the Entire Real Property of which the leased Premises are a part of, shall be included in the common area  maintenance fee.  Landlord shall be responsible to pay the annual real, property taxes and property insurance.  The minimum management fee (6% of base rent) shall be a minimum amount paid by Tenant.  The minimum management fee shall be in addition to the base rent and shall be charged regardless of whether all or part of the management is done solely by Landlord or if Landlord pays a third party.  Management fees shall not increase by more than fifteen (15%) percent in any given year.  Any increase in assessments are to be reconciled with annual statement of actual costs upon written request.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE VI: SECURITY DEPOSIT.
The security deposit shall be refunded within thirty (30) days after lease has terminated, provided Tenant has fulfilled all conditions, terms and provisions of this lease.  Said deposit may be used by Landlord if Tenant fails to pay rent or otherwise defaults under this lease, and or to compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof.  If Landlord uses or applies any or all of Security Deposit, Lessee shall, within 10 days of written notice, deposit monies with Landlord sufficient to restore Security Deposit to full amount required by this Lease.  Should the Agreed Use be amended to accommodate a material change in the business use, Landlord shall have the right to increase the Security Deposit for any increased wear and tear the Premises may suffer as a result thereof.  The security deposit paid by Tenant is Landlord’s financial obligation not that of the agent herein. Tenant’s sole claim for refund (if any) of said deposit shall be against Landlord’s .

ARTICLE VII: SIGNS.
Tenant shall not place any signs, notices, or advertisements on the exterior of the leased Premises except as designated SIGNS in the attached ADDENDUM “B” SIGN ADDENDUM which outlines size, location and attachment to building.  Tenant shall upon lease termination, leave all building signs in place, free of copy and in good condition.  Tenant grants Landlord the right to place “For Lease”  signs on the property within 90 days prior to lease termination.

ARTICLE VIII: REPAIRS AND MAINTENANCE.
Landlord shall maintain roof and exterior walls except in the instance of puncture or damage, to roof, walls, pavement or common area caused by Tenants and/or their employees, agents, customers, licensees and others, during the entire term of this Lease, or any extension.  Tenant shall properly maintain and be responsible for all repairs and service any heating and/or cooling unit regardless of whether unit is supplied by Tenant or Landlord.

INITIALS

Tenant shall properly maintain, and is responsible for all other repairs/replacements, including, but not limited to, plumbing, toilets, hot water heater (if any), sinks, electrical, lights, doors (including walk through) and roll up doors and their components, frames, locks, walls, ceiling insulation and floor coverings (if any).  Any necessary plumbing repairs or maintenance caused by the type of business use such as, but not limited to, septic or drain lines being clogged with products or improper use associated to Tenants business or personal use, shall be the sole responsibility of the Tenant.  Any damage to the Premises including exterior walls, roof, floors, doors and glass caused by attempted or actual forcible entry shall be repaired at Tenant’s cost.  Tenant shall pay for repairs due to its or its employees negligence.  Any reference to damage and/or repair in this lease that is Tenant’s responsibility, shall mean that the Tenant agrees to pay for any damage or repair that is not covered by Tenant’s insurance policy.

Tenant agrees to surrender the Premises and all keys to Landlord on the last day of the lease term in good clean order, condition, and repair with normal wear and tear excepted.  Tenant agrees to provide within 48 hours, Landlord/agent with a copy of any keys (for use in emergency/security purposes only) that are changed during the term of the lease.

ARTICLE IX: RIGHT OF INSPECTION/REPAIRS:
In the event Tenant fails to make repairs to the Premises after receiving 10 days written notice from Landlord, Landlord may then enter and make such repairs and Tenant agrees to pay for same (reimburse Landlord) within 30 days after receipt of statement, plus interest at 15 % per annum until paid.  Landlord is authorized the right of interior inspection during reasonable hours or immediately if Landlord determines it is or may be an emergency and may make emergency repairs at Tenant’s expense.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE X: ALTERATIONS & IMPROVEMENTS.
No alterations shall be made or caused to be made by Tenant to the leased Premises without the Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Tenant shall obtain all permits required by the city/county/state before starting work and shall supply Landlord with copies upon request. Any alterations or improvements to the demised Premises shall become the property of the Landlord at Landlord’s option.  This shall include, but not be limited to, installation of heating, cooling, carpet, cabinets, partitions and lighting.  Landlord also reserves the right to have the Tenant remove its alterations/ improvements and restore the Premises at Tenant’s expense.  This shall also apply if Tenant has renewed its occupancy by this lease or a future lease or tenancy.

Any and all of Tenant’s contractors and sub-contractors constructing any alterations, improvements, Additions or removal of fixtures, shall sign a “Contractor Hold Harmless Agreement” to be provided to Landlord prior to commencement of such work.  Contractors or sub-contractor shall provide Landlord with a certificate of insurance with commercial general liability of not less than $1,000,000, combined single limit, naming Landlord, its members, managers and partners as additional insured’s.  All contractors shall be licensed, bonded and insured.

ARTICLE XI: TENANTS FIXTURES.
Personal property placed on the leased Premises by Tenant shall be removed at termination of this lease subject to the Landlords Lien granted herein.  Any fixtures attached to the Premises which cannot be removed without damage to the Premises shall become the property of Landlord at Landlord's option. Personal property left in the leased Premises after the possession of the Premises has been returned to Landlord shall be disposed of in any manner Landlord deems best and at Tenant’s expense

INITIALS

ARTICLE XII: INJURY, DAMAGE & LIABILITY.
Landlord and its agents, employees and others shall not be liable for any personal injuries or for property damages sustained as a result of  the condition of the roof, the property, and the leased Premises after Acceptance of lease, as long as it is not caused by the act’s, omissions or negligence of the Landlord.  This provision shall especially apply to any type of water damage.  Lessee shall maintain, on the Premises, fire department approved fire extinguisher(s).

ARTICLE XIII: INSURANCE.
Tenant shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Tenant, Landlord and Landlord’s Agent as Additional Insured’s against claims of bodily injury, personal injury and property damage based upon or arising out of ownership, use, occupancy or maintenance of the Premises and all areas and appurtenant thereto.  Tenant agrees to carry during the entire lease and furnish Landlord with a certificate of coverage prior to occupancy.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence, with an annual aggregate of not less than $2,000,000.  Said coverage shall also be extended to include damage caused by heat, smoke, and or fumes from a hostile fire.  The limits of said insurance shall however, not limit the liability of Tenant or relieve Tenant of any obligation hereunder.  Should Tenant fail to provide Landlord with this certificate, Landlord may then obtain coverage on behalf of the Tenant and Tenant shall reimburse Landlord for the premium plus interest at 15% per annum until paid.  Any increase in fire or other building insurance premiums caused by Tenant’s stock or business operation, shall be paid by Tenant upon written notice from Landlord.

Tenant and Landlord each hereby waives any and all rights of recovery against each other, or against the officers,Partners, employees, agents and or representatives of the other, for loss of, or damage to such waiving party or its Property or the property of others under its control, where such loss or damage is insured against and actually covered under any property insurance policy in force at such time of such loss or damage, but such waiver extends only to the extent of the actual insurance coverage.  Landlord and Tenant shall, upon obtaining the insurance policy required, give notice to the insurance carrier that the mutual waiver of subrogation is contained in this lease.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE XIV: FIRE DAMAGE, OTHER.
Should the leased Premises be partially damaged or totally destroyed by fire or other catastrophe not caused by the Tenant’s negligence, this lease may then be terminated provided the Premises cannot be reasonably restored within 99 days.  In the event of such termination, the rent shall be prorated to the date said Premises are reasonably untenable, in Landlord’s opinion.  Landlord/Agent shall not be liable for loss of business or other damage as a result of such casualty, so long as it is not caused by act’s, omissions or negligence of the Landlord.

INITIALS

ARTICLE XV: TENANT DEFAULT.
Tenant shall be deemed to be in default of this Lease if Tenant fails to pay, when due, the rent or any other sum required by this Lease to be paid to Landlord, or if Tenant violates any other condition, provision or term of this Lease and fails to cure such default within (5) days after written notice is given by Landlord to Tenant.  In the event of Tenant’s default, Landlord may: (a) Declare the Lease immediately terminated; re-enter the leased Premises; and expel Tenant or any other person(s) occupying the same. (b) Re-enter and re-let the leased Premises on behalf of the Tenant, and apply any rent received from the new tenant toward the deficiency in rent due from the Tenant under this Lease; provided, however, such re-entering and re-letting shall not release Tenant from any obligation of Tenant hereunder.  Tenant agrees to pay Landlord/agent a fee of $750.00 or 6% of gross rents which ever is greater to re-let the Premises.  None of the Tenant’s remedies herein shall be considered exclusive of any other  remedy, but the same shall be cumulative and in addition to every other remedy provided by law or in equity.

ARTICLE XVI: SUBLEASE, ASSIGNMENT & EARLY TERMINATION.
Tenant shall not sublet the whole or any part of the leased Premises, nor assign this lease without prior written consent of the Landlord which consent will not be unreasonably withheld.  Any sub-letting or assignment without written consent of Landlord shall be voidable at Landlord’s option.  Landlord’s written consent either to an assignment or an entire or partial sub-lease shall not release the Tenant herein from any obligation under this lease.  Should Tenant request and be granted an assignment, sublet or early termination, Tenant shall compensate Landlord’s agent $750.00 for administrative time plus cost of credit reports.  In the event of early termination, sublet or assignment of lease, Landlords additional fees shall also apply with amount to be determined by Landlord. Landlord may withhold or condition in its sole discretion and is not obligated to grant such requests.

ARTICLE XVII: NOTICES & RENT PAYMENT:
Any notice to be given by Landlord to Tenant shall be written and sent to the Tenant’s leased Premises at  3266  W. Galveston Rd #104. Apache Junction, AZ 85120.  Tenant agrees to notify Landlord/Agent of any changes in residence address or phone number or business phone within 48 hours of change.  Any notice from Tenant to Landlord shall be written and sent to (Property Manager) Mike Frost at 3266 W. Galveston Dr. #101 AJ, AZ 85120.  All notices shall be written and shall be deemed given upon personal delivery or when deposited in the US Mails, properly addressed with postage prepaid for delivery by regular, registered or certified mail.

ARTICLE XIII: CONDEMNATION.
It is agreed between the parties hereto that if the whole or any part of the leased Premises or common area is taken by any competent governmental authority for any public or quasi-public use or purpose, then and in that event, at Landlord’s option, this lease shall cease and terminate as of the date when possession of the part so taken shall be required for such use and purpose.  All damages awarded for such taking shall belong to Landlord.  Tenant shall not be entitled to any compensation from Landlord, but may have its own action against condemning authority.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE XiX: LANDLORDS AND MECHANICS LIENS.
Landlord shall have first lien for the payment of reserved rent and any other sums due herein on all personal property owned by Tenant which may hereafter be placed in or on the leased Premises.  If Landlord exercises its Landlord Lien and locks out Tenant for failure to pay sums due, then Tenant agrees to pay Landlord for lockout expenses plus $250 to Landlord’s Agent for time incurred. Tenant shall promptly pay for all labor and materials ordered by Tenant for the Premises.  Tenant shall not have any authority to create any liens for labor or materials on the Landlord’s interest on the leases Premises.  Tenant agrees to indemnify Landlord/agent for all attorney fees and costs incurred in connection with any suit filed by or against any lien claimant or other creditor of Tenant.

INITIALS

ARTICLE XX: ATTORNEY’S FEES & COSTS.
Any costs or other expenses incurred by Landlord or Landlord’s agent in enforcing the terms and conditions of thislease, by taking advise of legal counsel, instituting or prosecuting legal action, or otherwise shall be paid by Tenant.

ARTICLE XXI: SUBORDINATION/ESTOPPEL.
Upon request from the Landlord, Tenant agrees to subordinate in writing its rights hereunder to the lien of any Deed of Trust or mortgage now or hereafter in force or to be placed against the Premises.  Tenant also agrees to sign estoppel certificates when requested by Landlord, its Agent or lender which verifies this lease is in effect.  Notwithstanding anything stated herein, the provisions of this paragraph shall be self executing, at Landlord’s option if Tenant fails to sign the documents within five (5) days of request.

ARTICLE XXII: WAIVER.
A waiver of any condition or covenant in this lease by Landlord shall not be deemed to imply or constitute a further waiver of the same, any other, or like condition or covenant herein.

ARTICLE XXIII: LEGAL RESPONSIBILITY.
This lease shall apply to and be binding upon the successors, heirs, and or assigns of the parties hereto and any mention of the singular shall include the plural and of the plural, the singular.

ARTICLE XXIV: ENVIRONMENTAL.
TENANT REPRESENTS AND AGREES THAT TENANT WILL NOT ENGAGE IN ANY ACTIVITY INVOLVING HAZARDOUS SUBSTANCES which for purposes of this lease shall mean any material, waste or substance which may or could pose a risk of injury or threat to health or the environment and any substance that is or becomes regulated by any federal, state, or local law or which could create an environmental condition affecting the Premises  soil, air, surface, or groundwater, which could require remedial action and/or may result in claims, demands and/or liabilities by or to third parties or permit any third party to do so.  Tenant’s failure to perform or observe any of the above representations and warranties shall constitute a substantial breach of this lease and shall entitle Landlord to pursue any and all remedies allowed by law or in equity. (See Article III concerning Agreed Use Of Premises.)

ARTICLE  XXV: COMPLIANCE WITH LAWS.
Tenant shall, at its sole cost and expense, comply with the requirements of all municipal, state, and federal  authorities now in force and which may hereafter be in force pertaining to the use of said property including all environmental laws and regulations of any governmental agency having jurisdiction over the premises.  The judgment of any court of competent jurisdiction (unless an appeal is taken from such judgment by Tenant) or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a part thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between the Landlord and Tenant.

INITIALS

ARTICLE XXVI: INDEMNITY.
Tenant shall indemnify, defend and hold Landlord, its agents and it's employees harmless from and against any INDEMNITY and all expenses, costs, liabilities, including without limitation, reasonable attorney fees, incurred directly or indirectly or arising out of Tenant's use of the Premises pursuant to this lease or Tenant’s breach of this lease.  Further, Tenant hereby releases and waives any claims against Landlord and its agents and employees relating to the condition (including environmental conditions Tenant may have caused) of the leased Premises.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE XXVII: UTILITY SERVICES.
Utilities and services paid by tenant: Electric, Telephone, Internet, any other service not provided herein by Landlord.  Tenant shall pay any security deposit, and connection charges, required by any utility company to furnish service to Tenant.  Landlord reserves the right to charge an additional fee for water usage (over 1000 gallons per month) and/or for trash removal, should it become necessary depending on amount of trash produced by the individual Tenant.  Trash bins are for the disposal of “normal trash” only.  If your business requires removal of additional products your CAM fee will be increased for an additional fee charged by the disposal company to provide additional removal services.  Said fees shall be based on actual costs charged by Disposal Company.  Landlord shall pay for and provide care for landscaping and electricity for exterior security lighting which shall be installed and maintained by Landlord per building plan.

ARTICLE XXIII: PARKING & WATER RETENETION AREAS.

Tenant for the use and benefit of the Tenant, it’s agents, employees, customers and licensees, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, customers, licensees, and others, to use the common areas, during the entire term of this Lease, or any extension thereof, foringress and egress, roadway, and automobile parking, provided, however, Tenant and Tenants employees may, upon Landlords written request, park in areas designated as employee parking.  There shall be no outdoor storage of any type.  Water retention areas are for that purpose only. Anyone allowed to have a concrete slab in the area for purpose of holding a cooling unit, compressor or other use shall be first approved by Landlord and shall be used for no other purpose what so ever.

ARTICLE XXIX : AGENT DISCLOSURE.
Tenant acknowledges from inception of leasing discussion that Joshua Bleak is not a licensed Real Estate agent. Joshua Bleak represents only the Landlord as agent on this lease.  Tenant acknowledges the associated Landlord’s agent and company’s agent shall be held harmless in any and all actions against the Landlord.

ARTICLE XXX: AMERICANS WITH DISABILITIES.
Landlord makes no warranty or representation as to whether or not the Premises complies with the Americans with Disabilities Act or any similar laws.  Any expenses for additions or modifications necessary for Tenants use shall be the sole responsibility of said Tenant.

ARTICLE XXXI: OTHER PROVISIONS.
Tenant shall sweep daily as needed and keep free of refuse the parking lot directly adjacent to the demised Premises.  Tenant shall at all times properly maintain any and all equipment in premises so as to avoid any fire or other potential hazards.  No Smoking is allowed inside the structure at any time.

INITIALS

ARTICLE XXXII: ADDENDUMS.
Addendum “A” stating monthly rent amounts ( including monthly payment of common area maintenance,
Operating fees, management fees, rental tax and property tax), which are to be paid monthly with and in addition to the monthly rents.  Addendum “B” concerning signage, Attached financial statement and credit release forms as provided by Tenant.  All such Addendum’s and Attachments shall be considered a part of said lease.

ARTICLE XXXIII: ATTORNEY REVIEW.
The Tenants also acknowledge that they have the right to have the lease reviewed by the lawyer of their choice and have __________declined, or had reviewed by ______________________________________.

COMMERCIAL/INDUSTRIAL LEASE

ARTICLE XXXIV: ACKNOWLEDGEMENTS, ADDENDUMS & ATTACHMENTS.
The parties hereby waive their respective rights to trial by jury and hereby agree to mediation and or arbitration in disputes arising between parties and or Brokers/Agents in any action or proceeding involving the lease or property or arising out of this agreement except in a situation involving Tenant default, Landlord shall have the right to file for a court proceeding to enforce terms of lease.  No representation or recommendation is made by Landlord, Real Estate Broker or Agent as to the legal sufficiency, legal effect, or tax consequences of this lease. Landlord and Tenant have carefully read and reviewed all terms and provisions contained herein and accept all terms and conditions as outlined in said lease and its Addendums (A and B) and its Attachments, including but not limited to, Financial Statement and Credit Report.

Property Manager	Date

Tenant - Owner of	Date

INITIALS